EXHIBIT 10.7

Kraft Foods Group, Inc
Management Stock Purchase Plan
- PLAN DOCUMENT -

KRAFT FOODS GROUP, INC.
MANAGEMENT STOCK PURCHASE PLAN
1.ESTABLISHMENT OF PLAN; PURPOSE. This Kraft Foods Group, Inc. Management Stock Purchase Plan (this “MSPP”) was adopted by the Board of Directors (the “Board”) of Kraft Foods Group, Inc. (the “Company”) on October 29, 2012 and amended on January 30, 2014 and January 1, 2015. This MSPP is intended to provide certain key employees of the Company and its affiliates with the opportunity to defer a portion of their bonus compensation and to align management and shareholder interests through awards of Deferred Compensation Units under this MSPP and awards of Restricted Stock Units under Section 5(a)(v) of the Kraft Foods Group, Inc. 2012 Performance Incentive Plan (the “PIP”).
2.TAX COMPLIANCE. Notwithstanding anything in this MSPP to the contrary, this MSPP shall be construed to reflect the intent of the Company that all elections to defer, awards issued hereunder, distributions, and other aspects of this MSPP shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code) and any regulations and other guidance thereunder to the extent applicable. This MSPP may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or as is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Nothing in this MSPP shall provide a basis for any person to take action against the Company or any affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid or award made under this MSPP, and neither the Company nor any of its affiliates shall under any circumstances have any liability to any Participant or his estate for any taxes, penalties or interest due on amounts paid or payable under this MSPP, including taxes, penalties or interest imposed under Section 409A of the Code or the law or legislation otherwise applicable to the Participant.
3.ELIGIBILITY; PARTICIPATION; ADMINISTRATION.
3.1    Eligibility. An employee of the Company or an affiliate shall be eligible to participate in this MSPP if the employee (a) is in salary bands, pay grades or other category designated and approved by the Committee, (b) is employed by the Company or an affiliate on the first date of the annual enrollment period for this MSPP, and (c) is a member of a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each such employee who elects to defer bonus compensation pursuant to this MSPP is referred to herein as a “Participant”).
3.2    Participation. An eligible employee may elect to participate in this MSPP with respect to any Plan Year by submitting a participation agreement in the form determined by the Company (a “Participation Agreement”) to the Company or its affiliate, as applicable, on or before to the date established by the Company, in accordance with Section 4.2 of this MSPP. The “Plan Year” shall be the calendar year.
3.3    Administration. This MSPP shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee has full discretionary authority to construe and interpret the provisions of this MSPP and make factual determinations hereunder, including the power to determine the rights or eligibility of employees or Participants and any other persons, and the amounts of their benefits under this MSPP, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties. The Committee, from time to time, may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of this MSPP and as are consistent with the terms of this MSPP. The Committee may delegate all or any part of its powers, rights, and duties under this MSPP to such person or persons as it may deem advisable, and may engage agents to provide certain administrative services with respect to this MSPP. To enable the Committee to perform its duties, the Company and its affiliates shall supply full and timely information to the Committee of all matters relating to the retirement, disability, death, or other cause for termination of employment of all Participants, and such other pertinent facts as the Committee may require.

4.DEFERRED COMPENSATION UNIT AWARDS; RESTRICTED STOCK UNIT AWARDS
4.1    Shares Subject to this MSPP.
(a)Shares Available. The total number of shares of common stock of the Company (“Shares”) reserved and available for issuance pursuant to Deferred Compensation Units under this MSPP shall be 5,000,000. For the avoidance of doubt, Shares issued pursuant to awards of Matching RSUs under this MSPP shall not reduce the share pool set forth in the preceding sentence, but instead shall be issued from the share pool under the PIP. The Shares issued pursuant to this MSPP may be Shares that are authorized and unissued or Shares that were acquired by the Company, including Shares purchased on the open market.
(b)Adjustments for Certain Corporate Transactions. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Shares in any case after adoption of this MSPP by the Board, the Committee shall make such adjustments or substitutions with respect to this MSPP and to awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments to the aggregate number and kind of securities reserved for issuance under this MSPP and to the number and kind of securities subject to outstanding awards.
4.2    Bonus Deferral Commitment. A Participant may elect to defer up to 50% of his or her annual incentive award (in increments of 1% or as otherwise determined by the Committee), paid under the Company’s Performance Incentive Plan (“Bonus Compensation”), in a Participation Agreement for a period of three (3) years, or such longer period as may be permitted by the Committee (the “Deferral Period”) from the date that amounts subject to such election would otherwise become payable (the “Deferral Date”) (any amount so elected to be deferred pursuant to this MSPP is referred to herein as a “Bonus Deferral Commitment”). To the extent applicable, Bonus Deferral Commitments under this MSPP are intended to conform to the requirements of Section 409A of the Code. The amount to be deferred shall be stated as a percentage of any Bonus Compensation payable during the Plan Year with respect to which the deferral applies from any Bonus Compensation payable during such Plan Year, or in such other form as allowed by the Committee consistent with the applicable requirements of Section 409A of the Code. Each Bonus Deferral Commitment shall be obtained by a Participant not later than six months prior to the last day of the applicable performance period, or at such other time and in such manner that complies with Section 409A of the Code and any regulatory or other guidance issued thereunder to the extent applicable.
4.3    Awards of Deferred and Restricted Stock Units.
(a)Deferred Compensation Unit Awards. A “Deferred Compensation Unit” or “DCU” shall be a bookkeeping unit equivalent to one Share. DCUs shall not constitute actual stock and shall have no voting rights. On the Deferral Date, the Company shall award to the Participant DCUs covering a number of Shares having an aggregate Fair Market Value on the Deferral Date equal to the amount of the Bonus Compensation elected to be deferred (rounded down to the nearest whole Share, with any remaining cash payable to the Participant as soon as practicable by regularly scheduled payroll or otherwise, but in no event later than 30 days after the Deferral Date.) and withhold from the Bonus Compensation otherwise payable an amount equal to the Fair Market Value of such DCUs on the Deferral Date. For these purposes, the “Fair Market Value” means, as of any given date, the closing price of the Shares on the NASDAQ Global Select Market or if the Shares are not traded on the NASDAQ Global Select Market, the principal securities exchange or any other national market system or automated quotation system on which the Shares are listed, quoted or traded, or, if no such sale of Shares is reported on such date, the fair market value of the Shares as determined by the Committee in good faith. Any DCU granted to a Participant under this MSPP shall be credited to a Deferred Compensation Unit bookkeeping account maintained by the Company for such Participant.

(b)Matching Restricted Stock Unit Awards. In addition to the DCUs, on the Deferral Date the Company shall also award to the Participant pursuant to the terms of the PIP, Restricted Stock Units (“Matching RSUs”) covering a number of Shares equal to 25% of the number of Shares subject to the DCUs awarded to the Participant on the Deferral Date pursuant to Section 4.3(a) of this MSPP (rounded down to the nearest whole Share). Matching RSUs shall not constitute actual stock and shall have no voting rights. Any Matching RSU granted to a Participant under this MSPP shall be credited to a Restricted Stock Unit bookkeeping account maintained by the Company for such Participant.
(c)Vesting. Unless otherwise provided for in the terms of an award agreement, all DCUs shall be fully vested as of the applicable Deferral Date. Matching RSUs shall vest on the earlier of (i) the effective date of the Participant’s normal retirement, as defined in the Company’s U.S. tax qualified defined benefit pension plan or the affiliate’s pension plan, as the case may be, (ii) for a retirement not set forth in Section 4.3(c)(i) above, the effective date of the Participant’s retirement, provided that such Participant’s Matching RSUs shall vest on a pro rata basis calculated based on the months of service completed during the Deferral Period and prior to the effective date of such retirement divided by 36, (iii) the date of the Participant’s death, (iv) the effective date of the Participant’s disability (as defined under the terms of the Company’s or affiliate’s Long-Term Disability Plan, as the case may be), (v) the third anniversary of the Deferral Date, or (vi) as otherwise described in the applicable award agreement. All other terms and conditions of the DCUs and the Matching RSUs shall be as set forth in an applicable award agreement or in this MSPP or the PIP.
(d)Employment Required. Notwithstanding anything herein to the contrary, a Participant must be employed by the Company or an affiliate of the Company on the Deferral Date in order to receive an award of DCUs or Matching RSUs under this MSPP.
4.4    Dividend Equivalent Rights. Unless otherwise provided by the Committee, any awards of DCUs or Matching RSUs under this MSPP shall earn dividend equivalents. Unless otherwise provided by the Committee, such dividend equivalents shall be made (by regularly scheduled payroll or otherwise) as soon as practicable on or after the date on which such dividends are paid (and in no event later than 30 days after the date on which such dividends are paid). At the Committee’s discretion, any crediting of dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares, DCUs or RSUs.
4.5    Modification of Bonus Deferral Commitment. A Bonus Deferral Commitment shall be irrevocable except that the Committee may, in its sole and absolute discretion, permit a Participant to reduce the amount to be deferred, or waive the remainder of the Bonus Deferral Commitment upon a finding that the Participant has suffered an Unforeseeable Emergency (as defined below). The dollar amount associated with such a reduction or waiver shall not exceed the amount required (including anticipated taxes on the distribution) to meet the emergency financial need and not reasonably available from other resources of the Participant (including reimbursement or compensation by insurance, cessation of deferrals under this MSPP, and liquidation of the Participant’s assets, to the extent liquidation itself would not cause severe financial hardship). If the Committee grants a reduction or waiver request pursuant to this Section 4.5, the Participant will forfeit any unvested Matching RSUs associated with the reduction or waiver and will not be allowed to enter into a new Bonus Deferral Commitment for the remainder of the Plan Year in which the reduction or waiver of the Bonus Deferral Commitment occurs and the following Plan Year. Any resumption of the Participant’s deferrals under this MSPP shall be made only at the election of the Participant in accordance with this Section 4.
An “Unforeseeable Emergency” is a severe financial hardship to the Participant resulting from:

(a)
Medical expenses resulting from a sudden unexpected illness or accident incurred by the Participant, his spouse, his beneficiary, or his dependents (as defined in Code Section 152(a) without regard to section 152(b)(1), (b)(2), and (d)(1)(B) for employees of the Company);

(b)	Uninsured casualty loss pertaining to property owned by the Participant; or

(c)	Other similar extraordinary and unforeseeable circumstances involving an uninsured loss arising from an event beyond the control of the Participant.
Any DCUs subject to such waiver or reduction request shall be distributed to the Participant in the form of Shares as soon as practicable following the grant of such waiver or reduction request.
5.TIME AND FORM OF PAYMENT.
5.1    Time and Form of Payment. DCUs shall be settled with the Participant (or his or her beneficiary) in the form of Shares as soon as practicable after the date on which (a) the Deferral Period expires, (b) the Participant dies, (c) the Participant becomes disabled (pursuant to the terms of the Company’s of affiliate’s Long-Term Disability Plan, as the case may be), or (d) the Participant experiences a Separation from Service (within the meaning of Section 409A of the Code and the regulations, notices and other guidance thereunder). Vested RSUs shall be settled with the Participant (or his or her beneficiary) in Shares as soon as practicable after the date on which the RSUs vest in accordance with the terms of this MSPP, and in all events no later than March 15th of the year following the year in which such RSUs vest.
5.2    Specified Employees. Notwithstanding anything herein to the contrary, and subject to Code Section 409A, to the extent Code Section 409A(2)(B) is applicable, payment under this Section 5 shall not be made to any Participant who is a Specified employee (within the meaning of Section 409A of the Code and the regulations, notices and other guidance thereunder) before the date that is not less than six months after the date of the Participant’s Separation from Service.
6.AMENDMENTS AND TERMINATION. The Company reserves the right to amend, modify, or terminate this MSPP (in whole or in part) at any time by action of the Board or the Committee, with or without prior notice. Except as described below in this Section 6 or in Section 2, no such amendment or termination shall in any material manner adversely affect any Participant’s rights to any amounts already deferred or credited hereunder or deemed earnings thereon, up to the point of amendment or termination, without the consent of the Participant. Subject to the above provisions, the Board shall have broad authority to amend this MSPP to take into account changes in applicable law, including but not limited to securities and tax laws and accounting rules.
7.MISCELLANEOUS.
7.1    Contractual Obligation. This MSPP shall create an unfunded, unsecured contractual obligation on the part of the Company to make payments and issue Shares under DCUs and Matching RSUs.
7.2    Unsecured Interest. No Participant or party claiming an interest in benefits of a Participant hereunder shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments or Shares under this MSPP, such right shall be equivalent to that of an unsecured general creditor of the Company. Each Participant, by participating hereunder, agrees to waive any priority creditor status with respect to any amounts due hereunder. The Company shall have no duty to set aside or invest any amounts credited to DCU or Matching RSU awards under this MSPP.
7.3    Transferability. Except as provided in the applicable award agreement or otherwise required by law, awards shall not be transferable or assignable other than by will or the laws of descent and distribution. In no event may any award be transferred in exchange for consideration.
7.4    Representations and Restrictions. The Committee may require each person acquiring Shares pursuant to an award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares or other securities delivered under this MSPP shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission or other applicable securities commission, any stock exchange upon which the Shares are then listed, and any applicable federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
7.5    No Right to Employment. Neither the adoption of this MSPP nor the granting of awards under this MSPP shall confer upon any employee any right to continued employment nor shall they interfere in any way with the right of the Company, or a subsidiary or an affiliate thereof, to terminate the employment of any employee at any time. Nothing contained in this MSPP shall prevent the Company, or a subsidiary or an affiliate thereof, from adopting other or additional compensation arrangements for their respective employees.
7.6    Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any award under this MSPP, the Participant shall pay to the Company or its affiliate, or make arrangements satisfactory to the Company or its affiliate regarding the payment of, any federal, state, provincial, local or foreign taxes, premiums or contributions of any kind which are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an award (including the issuance or other transfer of Shares) may be settled with Shares, including Shares that are part of, or are received upon conversion of, the award that gives rise to the withholding requirement. In no event shall the Fair Market Value of the Shares to be withheld and delivered pursuant to this Section 7.6 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. The obligations of the Company under this MSPP shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Shares.
7.7    Governing Law; Jurisdiction; Venue. This MSPP and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this MSPP to the substantive law of another jurisdiction. Unless otherwise provided in an award, recipients of an award under this MSPP are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Virginia, to resolve any and all issues that may arise out of or relate to this MSPP or any related award.
7.8    Successors. All obligations of the Company under this MSPP with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
7.9    Severability. If any provision of this MSPP is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of this MSPP, and this MSPP shall be enforced and construed as if such provision had not been included.
7.10    Rules for Non-U.S. Jurisdictions. The Committee may adopt rules or procedures relating to the operation and administration of this MSPP to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee may also adopt sub-plans applicable to particular affiliates of the Company or locations. The rules of such sub-plans may take precedence over other provisions of this MSPP, with the exception of Section 4.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this MSPP shall govern the operation of such sub-plan. The parties declare that it was their wish that this MSPP and all documents or notices in connection herewith be drawn up in the English Language. Les parties aux présentes déclarent avoir souhaité que la présente MSPP et tout document et avis s’y rattachant soient rédigés en langue anglaise.
8.CLAIMS PROCEDURE.
8.1    Claim. The Committee shall establish rules and procedures to be followed by Participants and their beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proof necessary to establish the right to benefits in accordance with this MSPP, consistent with the remainder of this Section 8. Such rules and procedures shall require that claims and proof be made in writing and directed to the Committee.
8.2    Review of Claim. The Committee or its designee shall review all claims for benefits. Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of this MSPP and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.
8.3    Notice of Denial of Claim. In the event that any Participant, beneficiary or other claimant claims to be entitled to a benefit under this MSPP, and the Committee determines that such claim should be denied, in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant, shall refer to the specific sections of the MSPP relied on, shall describe any additional material or information necessary for the claimant to perfect the claim, shall provide an explanation of why such material or information is necessary, and, where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.
8.4    Reconsideration of Denied Claim.
(a)Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this MSPP that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.
(b)After such reconsideration request, the Committee shall determine within sixty (60) days of receipt of the claimant’s request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of the Committee’s decision shall be in writing and shall include specific reasons for the decision, shall be written in a manner reasonably calculated to be understood by the claimant, and shall identify specific references to the pertinent MSPP provisions on which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension.